SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2006

iMergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27941	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 28, 2006, iMergent, Inc. (the “Company”) received a notice from the staff of the American Stock Exchange stating that because the Company had not filed its Form 10-Q for the period ended December 31, 2005 in accordance with Sections 134 and 1101 of the Amex Company Guide, the Company’s securities are subject to potential delisting from the American Stock Exchange. The American Stock Exchange will review this deficiency and the appeal to the AMEX delisting notice which iMergent previously filed. The Company expects to file the delinquent Form 10-Q prior to the appeal hearing.

On, February 9, 2006 the Company filed a Notification of Late Filing on Form 12b-25 stating that its Form 10-Q for the three and six months ended December 31, 2005 could not be filed timely, because of management’s continuing review of the appropriate interpretation and application of accounting principles generally accepted in the United States of America related to revenue recognition. Such review has since been completed.

Item 9.01               Financial Statements and Exhibits

(c)                                  Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release dated March 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

Date: March 1, 2006	By:	/s/ Robert Lewis
Robert Lewis, Chief Financial Officer